Exhibit 10.8
THIS DOCUMENT WAS, WITH ADVICE OF
LOCAL COUNSEL, PREPARED BY:
Cynthia J. Williams, Esq.
Day, Berry & Howard LLP
260 Franklin Street
Boston, MA 02110

RECORDING AND REQUESTED BY AND UPON
RECORDATION RETURN TO:
Cynthia J. Williams, Esq.
Day, Berry & Howard LLP
260 Franklin Street
Boston, MA 02110

AMENDMENT NO.2 TO INDENTURE AND OTHER OPERATIVE DOCUMENTS

Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases and Other Loan Documents dated as of April 30, 1998 from each Owner listed on Schedule I attached thereto with respect to the related Mortgaged Property and each Remainderman, if any, listed on Schedule I attached thereto with respect to the related Mortgaged Property, collectively as trustors or as Mortgagors, as applicable, to the Trustee listed on Schedule I attached thereto with respect to the related Mortgaged Property, as Trustee for the benefit of Lender as beneficiary, or to the Lender as Mortgagee (the "Original Indenture"), as amended by Amendment No. 1 to Indenture and Other Operative Documents, dated as of September 1, 1998, among M-Six Penvest II Business Trust, a Delaware business trust, M-Six Penvest II Business Trust (LA), a Louisiana trust, M-Six Penvest II Limited Partnership (NEV.), a Delaware limited partnership, and each other Owner listed on Schedule I attached thereto with respect to the related Mortgaged Property and each Remainderman, if any, listed on Schedule I attached thereto with respect to the related Mortgaged Property, collectively as trustors or as Mortgagors, and The Capital Company of America LLC, a Delaware limited liability company (successor in interest to Nomura Asset Capital Corporation) (the "First Amendment to Indenture"). The Original Indenture, as amended by the First Amendment to Indenture is referred to herein as the "Indenture."

Original Indenture Recorded:                                                                           Recording Information to be supplied by Title Co.

First Amendment to Indenture Recorded:	Recording Information to be supplied by Title Co.

Pool IX
(AZ, CA, KY, LA, MI, MO, NV, OH, TX, WV)

AMENDMENT NO. 2 TO INDENTURE AND OTHER OPERATIVE DOCUMENTS

This Amendment No. 2 to Indenture and Other Operative Documents (this "Amendment"), dated as of March 1, 2000, among M-SIX PENVEST II BUSINESS TRUST, a Delaware business trust, M-SIX PENVEST II BUSINESS TRUST (LA), a Louisiana trust, M-SIX PENVEST II LIMITED PARTNERSHIP (NEV.), a Delaware limited partnership, and each other owner, if any, listed on Schedule I attached hereto, which is hereby incorporated by reference herein, through which it directly or indirectly holds fee title to the land and the improvements located on the land described on Exhibit A attached hereto (together with their respective permitted successors and assigns, referred to herein as "Owner" either individually or collectively as appropriate in the context used) and THE CAPITAL COMPANY OF AMERICA LLC ("CCA", together with its successors and assigns the "Lender").

PRELIMINARY STATEMENT

WHEREAS, pursuant to that certain Loan Agreement, dated as of April 30, 1998, between Owner and Lender, Nomura Asset Capital Corporation ("NACC") made a loan to Owner in the amount of $51,934,489.63 ("Loan" );

WHEREAS, the Loan was evidenced by, among other things,, a Promissory Note in the original principal amount of $51,934,489.63 from the Owner to NACC (the "Original Note");

WHEREAS, the Loan was secured by, among other things, the Original Indenture;

WHEREAS, NACC transferred and assigned the Loan and the Loan Documents to CCA;

WHEREAS, CCA and Owner amended the Loan by amending and restating the Original Note as two separate notes such that the Loan is now, evidenced by (i) a Class A Promissory Note in the original principal amount of $9,985,451.41 dated April 30, 1998, made by Owner in favor of CCA (the "Short Note"), and (ii) a Class B Promissory Note in the original principal amount of $41,949,038.22, dated April 30, 1998, made by Owner in favor of CCA (the "Long Note" the Short Note and the Long Note are sometimes hereinafter collectively referred to as the "Notes");

WHEREAS, the Original Indenture and the other Operative Documents were amended to reflect the split of the Original Note pursuant to the First Amendment to Indenture;

WHEREAS, CCA has full authority as of the date hereof to enter into this Amendment; and

WHEREAS, Owner and Lender desire to amend the Indenture.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth with respect thereto in the Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Amendments to the Indenture.

1.1           Article 1 of the Indenture is hereby amended as follows:

(a)           the defined term "Permitted Defeasance Date" shall be deleted in its entirety and the following substituted therefor:

"Permitted Defeasance Date" shall mean any Payment Date occurring after the earlier to occur of two years after the start up date within the meaning of Section 860G(a)(9) of the I.R.C. of any Person or pool of assets electing REMIC status in a Secondary Market Transaction in which the Long Note is included or January 1, 2004.

1.2           Section 2.8(c) is hereby amended by inserting the following language at the end thereof, before the period:

"provided, however, that notwithstanding the foregoing, if such payment for such Released Property shall be made prior to the Permitted Defeasance Date in connection with a Rejectable Offer made by Tenant pursuant to Section 3.3(c) or Section 9.2 of the Master Lease, such amount shall be applied to prepay the Allocated Property Debt with respect to such Released Property, any accrued interest and Make-Whole Premium with respect thereto pursuant to Section 2.9."

1.3            Section 2.9(b) is hereby amended by adding the following sentence at the end of said subsection:

"The Allocated Property Debt with respect to a particular Property is subject to mandatory prepayment in whole, with Make-Whole Premium, in connection with the receipt of the amount set forth in Section 2.8(c) on any date prior to the Permitted Defeasance Date in connection with a Rejectable Offer by Tenant pursuant to Section 3.3(c) or Section 9.2 of the Master Lease."

1.4           Section 2.19(f) is hereby amended by adding the following sentence at the end of said subsection:

"Upon receipt of such amount required by Section 2.8(c) to be applied to prepay the Allocated Property Debt with respect to the related Mortgaged Property prior to the Permitted Defeasance Date, the provisions of Section 2.9 shall apply and payments thereafter due under the Note shall be recalculated in accordance with Section 2.1(b) of this Indenture."

1.5           Section 2.20(a) is hereby amended by inserting the following language at the end of the second sentence, before the period:

"to the extent that defeasance is required under Section 2.8(c)."

1.6           Section 2,16(e) is hereby amended by inserting the following language at the end thereof, before the period:

"provided, however, that the fees of the Lender (or any servicing agent thereof) shall be subject to the provisions of Section 2.16(f)."

1.7           The following Section 2.16(f) is hereby inserted immediately following Section 2.16(e) of the Indenture:

"Except with respect to Processing Fee Exempt Transfers described in Section 2.16(b)(viii) of this Indenture (as to which no processing fee shall be payable), Owner agrees to pay to Lender a $15,000 processing fee for any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of.(directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any direct or indirect legal or beneficial interest (including any profit interest in Owner or any SPE Equity Owner in Owner) in all or any portion of the Mortgaged Property or in Owner or any SPE Equity Owner in Owner. No other fee shall be paid to Lender (or any servicing agent of Lender) in connection with processing any such Transfer, although Owner shall remain liable to pay or reimburse the reasonable out of pocket costs and expenses of Lender (or any servicing agent of Lender) and the out of pocket costs and expenses incurred by, and fees charged by, the Rating Agencies in connection with the review, approval and documentation of any Transfer as provided in Section 2.16(e).

1.8           The following Section 2.16(b)(viii) is hereby inserted immediately following Section 2.16(b)(vii) of the Indenture:

"Processing Fee Exempt Transfers; "Processing Fee Exempt Transfers" shall mean Transfers which both (A) as to Transfers relating to Owner, satisfy the requirements of Section 2.16(b)(vii) above, and (B.) either (1) are a direct result of the death of the owner of the interest which is the subject of the Transfer, or (2) are to members of, the Immediate Family (as hereinafter defined) of the owner of the interest which is the subject of the Transfer, or (3) which do not exceed, in a single or series of related transactions, 49% of the total direct or indirect legal or beneficial interests in the entity which is the subject of such Transfer. For the purposes of this Section 2.16(b)(viii), "Immediate Family" means, with respect to any individual, (i) such individual's spouse, former spouse, descendants (natural or adoptive), grandparents, parents and siblings (of the whole or half blood), (ii) the spouse, former spouse and descendants (natural and adoptive) of such individual's siblings (of the whole or half blood), and/or (iii) a trust or trusts for the benefit of one or more members of such individual's Immediate Family."

1.9           Section 2.21(b)(ii) is hereby amended by adding the following at the end of the first sentence thereof before the period:

"provided, however, that so long as no Event of Default shall have occurred and be continuing hereunder, such annual financial statements need not be audited but only certified, provided, further, however, that notwithstanding such proviso, the foregoing shall not limit the Lender's right to require audited financial statements in accordance with Section 2.16(a)(iii) of any proposed Transferee in connection with any Transfer described therein."

1.10           Owner and Lender hereby confirm and acknowledge that the balloon payment of principal only due on the Maturity Date of the Long Note and referred to therein as the "Ending Balance" is $10,510,688.05.

2.           Consent.    Owner and Lender hereby agree and consent to this Amendment,

3.           No Other Amendments.        Except as expressly amended by this Amendment, the Indenture, the Assignment and the other Operative Documents shall continue  in full force and effect and are confirmed and ratified hereby,' and the liens thereby created shall continue in full force and effect without abatement or interruption.

4.           Miscellaneous.

(a)           This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original. Such counterparts shall constitute but one and the same agreement.

(b)           This Amendment shall be governed by the laws of the State of New York.

(c)           Each of the undersigned parties hereto respectively represents that such party has full power, authority and legal right, to execute, deliver and perform its obligations pursuant to this Agreement and that this Agreement has been duly executed and delivered and represents the valid and binding obligations of such party.

(d)           It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, William J. Wade, or either or both of them, as applicable, not individually or personally but solely as trustees of Owner individually or collectively, as applicable, in the exercise of the powers and authority conferred and vested in them individually or collectively, as applicable, under the Trust Agreement of Owner dated as of April 22, 1998 between Wilmington Trust Company and by William J. Wade, as trustees, and the Deed of Trust Trustee (if any, as identified in Schedule I of the Indenture), as beneficiary thereunder, (b) each of the representations, undertakings and agreements herein made on the part of the Owner is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company or by William J. Wade but is made and intended for the purpose of binding only Owner and (c) under no circumstances shall Wilmington Trust Company or William J. Wade be personally liable for the payment of any indebtedness or other obligations of Owner or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Owner under this Amendment, the Indenture or the other Loan Documents.

(e)           The obligations of Owner hereunder are subject to the limitations on liability set forth in Section 4.3(z) of the Indenture.
IN WITNESS WHEREOF, the foregoing instrument has been executed by the undersigned as of the date above written.

[Signature pages follow of M-Six Penvest II GP Corp. (Nev.), as general partner of M-Six
Penvest II Limited Partnership (Nev.) and The Capital Company of America LLC]